As filed with the Securities and Exchange Commission on December 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HF Sinclair Corporation

(Exact name of registrant as specified in its charter)

Delaware	87-2092143
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

HF SINCLAIR CORPORATION

AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Vaishali S. Bhatia

Executive Vice President, General Counsel, and Secretary

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

(Name and address of agent for service)

(214) 871-3555

(Telephone number, including area code, of agent for service)

Copies to:

Shane Tucker

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 871-3555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

EXPLANATORY NOTE

On August 15, 2023, HF Sinclair Corporation (the “Registrant”) and Holly Energy Partners, L.P. (“HEP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P. (“HLH”); HLH, the general partner of HEP; Navajo Pipeline Co., L.P., an indirect wholly owned subsidiary of HF Sinclair (“HoldCo”); and Holly Apple Holdings LLC, a wholly owned subsidiary of HoldCo (“Merger Sub”); pursuant to which Merger Sub merged with and into HEP (the “Merger”), with HEP surviving as an indirect wholly-owned subsidiary of the Registrant. Pursuant to the Merger Agreement, and effective as of the effective time of the Merger, Registrant assumed the outstanding unused unit reserve under HEP’s Long-Term Incentive Plan (the “HEP Plan”) with each outstanding common unit representing a limited partner interest in HEP under the HEP Plan being converted into 0.315 shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”).

The HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan was adopted in 2020 (the “Plan”). The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 384,643 shares of Common Stock that may be issued pursuant to the Plan.

Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2022 (File No. 333-263721), which registered the offer and sale of an aggregate of 7,379,469 shares of Common Stock under the Plan, is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of HF Sinclair Corporation (incorporated by reference herein to Exhibit 3.1 to Registrant’s Current Report on Form 8-K12B filed March 14, 2022, File No. 001-41325).

4.2	Third Amended and Restated By-Laws of HF Sinclair Corporation (incorporated by reference herein to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed September 19, 2023, File No. 1-41325).

4.3	HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan (incorporated by reference herein to Exhibit 99.1 to Registrant’s Registration Statement on Form S-8 filed March 21, 2022, File No. 333-263721).

4.4*	The First Amendment to the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan.

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on December 4, 2023.

HF SINCLAIR CORPORATION

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on December 4, 2023. Each person whose signature appears below appoints Atanas H. Atanasov and Indira Agarwal, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Timothy Go Timothy Go	Chief Executive Officer and President, and Director (Principal Executive Officer)

/s/ Atanas H. Atanasov Atanas H. Atanasov	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Indira Agarwal Indira Agarwal	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Franklin Myers Franklin Myers	Chairperson of the Board

/s/ Anne-Marie N. Ainsworth Anne-Marie N. Ainsworth	Director

/s/ Anna C. Catalano Anna C. Catalano	Director

/s/ Leldon E. Echols Leldon E. Echols	Director

/s/ Manual J. Fernandez Manuel J. Fernandez	Director

Signature	Title

/s/ Rhoman J. Hardy Rhoman J. Hardy	Director

/s/ R. Craig Knocke R. Craig Knocke	Director

/s/ Robert J. Kostelnik Robert J. Kostelnik	Director

/s/ James H. Lee James H. Lee	Director

/s/ Ross B. Matthews Ross B. Matthews	Director

/s/ Norman J. Szydlowski Norman J. Szydlowski	Director